Exhibit 10.24

EXECUTION VERSION

Amendment and restatement agreement

relating to a facility agreement dated 15 December 2011 in relation to a trade finance term loan facility of up to $20,000,000 as amended on 8 May 2013, as further amended on 26 December 2013 and as further amended from time to time

Dated17 September  2014

Stream Oil & Gas Ltd (acting through its branch in Albania registered with the name Dega ne Shqiperi e Stream Oil & Gas Ltd)

(as Borrower)

Stream Oil & Gas Ltd (BC)

(as Guarantor)

Raiffeisen Bank Sh.A

(as Lender)

Dentons UKMEA LLP

One Fleet Place

London EC4M 7WS

United Kingdom

DX 242

Contents

1	Definitions and construction	1

2	Amendment and restatement	2

3	Waivers	2

4	Conditions subsequent	2

5	Confirmations	2

6	Representations and warranties	3

7	Further action	3

8	Expenses	3

9	Counterparts	3

10	Governing law and enforcement	3

11	Finance Documents	3

Schedule 1 - Conditions precedent and conditions subsequent		4

1	The Borrower	4

2	The Guarantor	4

3	Original non-security documentation, etc.	5

Contents (i)

Amendment and restatement agreement

Dated17 September 2014

Between

(1)

Stream Oil & Gas Ltd (acting through its branch in Albania registered with the name Dega ne Shqiperi e Stream Oil & Gas Ltd, registered in Albania on 5 October 2007 with NIPT K72205016P and with its office at Rr. Ismail Qemali, Samos Tower, Kati 5, Tirana, Albania), an exempted company incorporated with limited liability under the laws of the Cayman Islands with registered number 188194 whose registered office is at Second Floor, Compass Centre, PO Box 448, George Town, Grand Cayman, KY1 – 1106, Cayman Islands (the Borrower);

(2)

Stream Oil & Gas Ltd (BC), a company incorporated in British Columbia, Canada with registration number BC0713471, its registered office at 19th Floor, 885 West Georgia St, Vancouver BC, V6C 3H4, Canada and its head office at #300, 609 – 14th Street N.W., Calgary, Alberta, T2N 2A1, Canada (the Guarantor); and

(3)	Raiffeisen Bank Sh.A a financial institution established and existing under the laws of Albania registered with Court Order No. 17426 on 10 July 1997 (the Lender).

Recitals

A.

This Agreement is supplemental to and amends and restates a facility agreement dated 15 December 2011 in relation to a trade finance term loan facility of up to $20,000,000 as amended on 8 May 2013, as further amended on 26 December 2013 and as further amended from time to time (the Facility Agreement).

B.

The Borrower has failed to pay the Repayment Instalment falling due on 29 June 2014 (the June Instalment). Subject to the terms of this Agreement, the Lender has agreed to waive the payment of Default Interest and reschedule the repayment obligations of the Borrower such that the June Instalment will fall due on the Termination Date.

C.	The Parties have agreed to amend and restate the Facility Agreement on the terms of this Agreement.

It is agreed:

1	Definitions and construction
1.1	Definitions

Words and expressions defined in the Facility Agreement, as amended and restated by this Agreement, shall have the same meanings in this Agreement.  In addition, in this Agreement:

Effective Date means the day on which the Lender notifies the Borrower that it has received, in form and substance satisfactory to it (or that it has waived the receipt of) all of the documents and other evidence listed in Part 1 of Schedule 1 (Conditions precedent).

1.2	Construction

The principles of construction set out in clause 1.2 (Construction) of the Facility Agreement shall apply to this Agreement, insofar as they are relevant to it, as they apply to the Facility Agreement.

1.3	Third party rights

The provisions of clause 1.3 (Third party rights) of the Facility Agreement shall apply to this Agreement as they apply to the Facility Agreement.

2	Amendment and restatement

With effect from the Effective Date, the Facility Agreement shall be amended and restated in the form set out in Appendix 1 (Amended and restated Facility Agreement) to this Agreement.

3	Waivers
3.1

With effect from the Effective Date the Lender waives its rights under the Facility Agreement in respect of the existing Events of Default specified below which arose from the event, act or omission specified opposite the relevant Event of Default:

Event of Default	Event, act or omission
Clause 23.1 (Non-payment) of the Facility Agreement.	Failure by the Borrower to pay the Repayment Instalment falling due on 29 June 2014 pursuant to clause 6.1 (Repayment of Loans) of the Facility Agreement.
Clause 23.2 (Financial covenants) of the Facility Agreement.	Breach by the Borrower of the financial covenants set out in Clause 20.2 (a) and (b) (Financial covenants) of the Facility Agreement for the Borrower's financial year ending 2013.

3.2	With effect from the Effective Date the Lender waives its rights to receive Default Interest accrued in respect of the June Instalment.
4	Conditions subsequent

Each Obligor undertakes to provide all of the documents and other evidence set out in Part 2 of Schedule 1 (Conditions subsequent) on or before the date falling 15 days from the date of this Agreement. A failure by either Obligor to satisfy any item listed in Part 2 of Schedule 1 (Conditions subsequent) will immediately constitute an Event of Default.

5	Confirmations
5.1	Without prejudice to the rights of the Lender which have arisen on or before the Effective Date:
(a)	each Obligor confirms that, on and after the Effective Date:
(i)	the Facility Agreement (as amended and restated by this Agreement), and the other Finance Documents, will remain in full force and effect; and
(ii)	the Transaction Security Documents to which it is a party will remain in full force and effect and will continue to secure all liabilities which are expressed to be secured by them; and
(b)

the Guarantor confirms that, on and after the Effective Date, its guarantee, undertaking and indemnity under clause 17 (Guarantee, indemnity and cash injection undertaking) of the Facility Agreement will remain in full force and effect and will extend to the Borrower's obligations under the Finance Documents (as amended and restated by this Agreement).

5.2

To the extent that the Guarantor's guarantee, undertaking or indemnity under clause 17 (Guarantee, indemnity and cash injection undertaking) of the Facility Agreement is not, for any reason, enforceable on or after the Effective Date in relation to the Borrower's obligations under the Finance Documents (as amended and restated by this Agreement), the Guarantor guarantees to, undertakes with and indemnifies the Lender on the terms of those clauses in relation to those obligations on and after the Effective Date.

Appendix 2

Appendix 3

Appendix 4

Appendix 5

6	Representations and warranties

The representations and warranties set out in clause 18 (Representations and Warranties) of the Facility Agreement are deemed to be repeated by each Obligor by reference to the facts and circumstances then existing on:

(c)	the date of this Agreement; and
(d)	the Effective Date.
7	Further action

Each Obligor shall, at its own expense, promptly take any action and sign or execute any further documents which the Lender may require in order to give effect to the requirements of this Agreement.

8	Expenses

The Borrower shall reimburse the Lender for the amount of all costs and expenses (including legal and other professional fees and VAT) reasonably incurred by it in connection with this Agreement.

9	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

10	Governing law and enforcement
10.1	Governing Law

This Agreement is governed by English law.

10.2	Enforcement

The provisions of clause 34.2 (Jurisdiction) and 34.3 (Arbitration) of the Facility Agreement shall apply to this Agreement as it applies to the Facility Agreement.

11	Finance Documents

The Lender and the Borrower designate this Agreement a Finance Document.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1 - Conditions precedent and conditions subsequent

Part 1 - Conditions precedent

The documents and other evidence referred to in the definition of Effective Date are as follows:

1	The Borrower
1.1	Certified Copies of the constitutional documents of the Borrower.
1.2	Certified Copies of the unanimous written resolutions of the board of directors of the Borrower:
(a)	approving and authorising the execution, delivery and performance of this Agreement and the Facility Agreement (as amended by this Agreement) on the terms and conditions of those documents; and
(b)

authorising any directors or named individuals named in those resolutions whose specimen signature is provided to the Lender, to sign or otherwise attest the execution of this Agreement and the Facility Agreement (as amended by this Agreement) and any other document to be delivered under them.

1.3

A Certified Copy or original specimen signature of each individual that signs or otherwise attests the execution of this Agreement and the Facility Agreement (as amended by this Agreement) for the Borrower.

1.4

Certified Copies of all Authorisations required by the Borrower in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the Facility Agreement (as amended by this Agreement) or any document to be delivered under them or, if none are required, a certificate signed by a director of the Guarantor confirming this is the case.

1.5	Certified Copies of the Borrower's register of directors, register of members and register of mortgages and charges (the latter showing details of the Transaction Security Documents).
1.6

A certificate of an authorised signatory of the Borrower certifying that each copy document relating to it that is listed in this Part 1 of Schedule 1 is true, complete and up-to-date as at a date no earlier than the date of this Agreement.

1.7

A certificate signed by a director of the Borrower and addressed to Maples and Calder, the Lender's Cayman Islands counsel, certifying certain matters in relation to the legal opinion of Maples and Calder.

1.8	A certificate of good standing issued by the Registrar of Companies in the Cayman Islands dated within three days of the date of this Agreement.
1.9	Evidence the Borrower has complied in full with all anti-money laundering regulations of the Lender.
2	The Guarantor
2.1	Certified Copies of the constitutional documents of the Guarantor (its certificate of incorporation, any certificate on change of name, its notice of articles and its articles of association).

2.2	Certified Copies of the minutes of a meeting of the board of directors (or equivalent executive body) of the Guarantor (including the resolutions passed at that meeting):
(a)	approving and authorising the execution, delivery and performance of this Agreement and the Facility Agreement (as amended by this Agreement);
(b)	showing that the meeting was quorate; and
(c)

authorising any directors or named individuals named in those resolutions whose specimen signature is set out in those minutes or otherwise provided to the Lender, to sign or otherwise attest the execution of this Agreement, the Facility Agreement (as amended by this Agreement) and any other document to be delivered under it.

2.3	A Certified Copy or original specimen signature of each individual that signs or otherwise attests the execution of this Agreement for the Guarantor.
2.4

Certified Copies of all Authorisations required by the Guarantor in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Facility Agreement (as amended by this Agreement) or any document to be delivered under it or, if none are required, a certificate signed by a director of the Guarantor confirming this is the case.

2.5	A Certified Copy of the register of directors of the Guarantor.
2.6

A certificate of an authorised signatory of the Guarantor certifying that each copy document relating to it that is listed in this Part 2 of Schedule 1 is true, complete and up-to-date as at a date no earlier than the date of this Agreement.

2.7	The Guarantor's Original Financial Statements.
2.8	Evidence the Guarantor has complied in full with all anti-money laundering regulations of the Lender.
2.9	A certificate of good standing in respect of the Guarantor issued by the Registrar of Companies (British Columbia) dated within three days of the date of this Agreement.
2.10

A certificate of a director or officer of the Guarantor relating to such matters as the Lender reasonably requires in order for the legal opinions referred to in section 3 of this Schedule to be issued

3	Original non-security documentation, etc.
3.1	This Agreement, executed by the Parties.
3.2

A legal opinion of the legal advisers to the Lender in the Cayman Islands in relation to the capacity of the Borrower to enter into, and perform its obligations under, this Agreement and the Facility Agreement (as amended by this Agreement).

3.3

A legal opinion of the legal advisers to the Lender in Canada in relation to the capacity of the Guarantor to enter into, and perform its obligations under, this Agreement and the Facility Agreement (as amended by this Agreement).

3.4	A legal opinion of the legal advisers to the Lender in England in relation to the enforceability of this Agreement and the Facility Agreement (as amended by this Agreement) in England.

Part 2 - Conditions subsequent

The documents and other evidence referred to in Clause 5 (Conditions subsequent) are as follows:

1.1	Evidence that all fees, costs and expenses then due from the Borrower pursuant to Clause 8 Expenses) have been paid.
1.2

A copy of an amendment agreement to the cooperation agreement between the Borrower, the Lender and Trafigura Pte Ltd dated 24 April 2013 signed by the parties to it in form and substance satisfactory to the Lender.

1.3	A copy of an agreement between Albpetrol Sh.A and the Borrower in relation to postponement of CAPEX.

Execution page

The Borrower

Signed by a person who is authorised for Stream Oil & Gas Ltd (acting through its branch in Albania registered with the name Dega ne Shqiperi e Stream Oil & Gas Ltd) as Borrower
/s/ Sotirios Kapotas
Name: Sotirios Kapotas
Position: Director

The Guarantor

Signed by a person who is authorised for Stream Oil & Gas Ltd (BC) as Guarantor
/s/ Sotirios Kapotas
Name: Sotirios Kapotas
Position: Director

The Lender

Signed by person(s) who are authorised for Raiffeisen Bank Sh.A as Lender
/s/ Alexander Zsolnai
Name: Alexander Zsolnai
Position: Vice Chairman
/s/ Gledis Buxhuku
Name: Gledis Buxhuku
Position: Head of EWS & CC Department

Appendix 1 - Amended and restated Facility Agreement